UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
VOC ENERGY TRUST
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	80-6183103 (IRS Employer Identification No.)
919 Congress Avenue, Suite 500, Austin, Texas 78701
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units of Beneficial Interest in VOC Energy Trust	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-171474
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     A description of the trust units representing beneficial interests in VOC Energy Trust (the “Registrant”) is set forth under the captions “Prospectus Summary—The Offering,” “Projected Cash Distributions,” “Description of the Trust Agreement” and “Description of the Trust Units” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-171474), initially filed with the Securities and Exchange Commission on December 30, 2010 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which such description is incorporated herein by reference.

Item 2.	Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.
Registrant’s Registration Statement on Form S-1 (Registration No. 333-171474), initially filed with the Securities and Exchange Commission on December 30, 2010, as amended (incorporated herein by reference).

2.
Certificate of Trust of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-171474), initially filed with the Securities and Exchange Commission on December 30, 2010).

3.
Trust Agreement dated November 3, 2010 among VOC Brazos Energy Partners, L.P. as trustor, and Wilmington Trust Company, and The Bank of New York Mellon Trust Company, N.A., as trustees (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-171474), initially filed with the Securities and Exchange Commission on December 30, 2010).

4.
Form of Amended and Restated Trust Agreement of the Registrant (incorporated herein by reference to Exhibit 3.6 to the prospectus included in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-171474), filed with the Securities and Exchange Commission on April 13, 2011).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VOC Energy Trust
By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

/s/ Mike J. Ulrich
	Name:	Mike J. Ulrich
	Title:	Vice President

Dated: May 2, 2011

INDEX TO EXHIBITS

Exhibit No.	Description
1.
Registrant’s Registration Statement on Form S-1 (Registration No. 333-171474), initially filed with the Securities and Exchange Commission on December 30, 2010, as amended (incorporated herein by reference).

2.
Certificate of Trust of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-171474), initially filed with the Securities and Exchange Commission on December 30, 2010).

3.
Trust Agreement dated November 3, 2010 among VOC Brazos Energy Partners, L.P. as trustor, and Wilmington Trust Company, and The Bank of New York Mellon Trust Company, N.A., as trustees (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-171474), initially filed with the Securities and Exchange Commission on December 30, 2010).

4.
Form of Amended and Restated Trust Agreement of the Registrant (incorporated herein by reference to Exhibit 3.6 to the prospectus included in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-171474), filed with the Securities and Exchange Commission on April 13, 2011).